UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2025

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway, Suite 100
Canton, OH 44708
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2025, Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), and its subsidiaries HOF Village Newco, LLC, a Delaware limited liability company (“Newco”), HOF Village Retail I, LLC, a Delaware limited liability company (“Retail I”), and HOF Village Retail II, LLC, a Delaware limited liability company (“Retail II,” and collectively with the Company, Newco and Retail I, “Borrowers”), entered into an Eleventh Amendment (“Eleventh Amendment”) to Note and Security Agreement (“Note”), with CH Capital Lending, LLC, a Delaware limited liability company (“CHCL”). CHCL is an affiliate of Stuart Lichter, a director of the Company.

The Eleventh Amendment modifies the definition of “Facility Amount” in Section 1 of the original Note and Security Agreement (as amended prior to the Eleventh Amendment) to increase the facility amount from $17,000,000 to $20,000,000 allowing the Borrowers to request an additional $3,000,000 for general corporate purposes, subject to certain restrictions, and extends the definition of “Maturity Date”. In the event that the Take Private Transaction (as defined in the Note) is not consummated on or prior to October 17, 2025, for any reason including, without limitation, the continuing failure to obtain the consent of the holders of the Company’s 8% Convertible Notes due 2025, the Eleventh Amendment includes certain covenants, among them, the Company’s obligation to facilitate the expeditious transfer of all collateral granted to Lender and any of its affiliates under this Note and any of the IRG Affiliate Debt Documents as well as certain other rights with respect to foreclosure proceedings.  The Eleventh Amendment also acknowledges that the Company’s Board of Directors has authorized and directed management to cooperate with Lender in the preparation of the necessary agreements, instruments and documents relating to the foreclosure of various properties that provide collateral for the loans and other financial accommodations issued and outstanding pursuant to the Note and the IRG Affiliate Debt Documents.

The foregoing description of the Eleventh Amendment does not purport to be complete and is qualified in its entirety by the full text of the Eleventh Amendment, attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01	Other Events.

As previously disclosed, on September 5, 2025, the Company received a Notice of Intent to Terminate Merger Agreement and Non-Extension of Note & Security Agreement (the “Notice”) from the HOFV Holdings, LLC (“Parent”), Omaha Merger Sub, Inc. (the “Merger Sub” and together with Parent, the “Buyer Parties”) and certain of their affiliates. Pursuant to the Notice, the Buyer Parties and CHCL provided written notice of their intention to terminate that certain Agreement and Plan of Merger, dated May 7, 2025, by and among the Company, the Buyer Parties, and CHCL solely as guarantor (the “Merger Agreement”) under Section 8.1(e) on September 17, 2025, due to the Company’s failure to perform its obligations thereunder.  On September 16, 2025, the Company received a letter from the Buyer Parties and certain of their affiliates that extended such termination date to September  30, 2025.

On September 30, 2025, the Company received an additional letter (the “Letter”) from the Buyer Parties and certain of their affiliates providing that in consideration of the agreements set forth in the Eleventh Amendment, the termination date of September 30, 2025 had been extended to October 17, 2025, and further, Parent agreed to forbear from exercising its rights and remedies under the Merger Agreement, prior to such date, absent any earlier default by the Company of any of its obligations under and pursuant to the Merger Agreement other than the obligations arising under Section 7.2(g) of the Merger Agreement with respect to receipt of third party consents to the transaction from the holders of the Company’s 8% Convertible Notes due 2025.

If the Company is unable to obtain the consent of the holders of the Company’s 8% Convertible Notes due 2025 to resolve the asserted default under the Merger Agreement, the foregoing would be expected to have a material adverse effect on the Company’s liquidity and financial condition and may render the Company insolvent and unable to sustain its operations and continue as a going concern. No assurance can be provided that the Company will be able to refinance, restructure or repay its indebtedness or to continue as a going concern.

The foregoing information is a summary of the material terms of the Letter described above, is not complete, and is qualified in its entirety by reference to the full text of the Letter, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. Readers should review the Letter for a complete understanding of the terms and conditions thereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Eleventh Amendment to Note & Security Agreement, dated September 30, 2025, between Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC, HOF Village Retail I, LLC and HOF Village Retail II, LLC, as borrowers and CH Capital Lending, LLC, as lender

99.1	Letter, dated September 30, 2025, from HOFV Holdings, LLC, CH Capital Lending, LLC, IRG, LLC, and Midwest Lender Fund, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Lisa Gould
		Name:	Lisa Gould
		Title:	Interim Chief Executive Officer

Dated: October 1, 2025